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                                                                   EXHIBIT 10.43



                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT ("Agreement") is made effective the 10th day of November, 2000, by and between HIGH SPEED ACCESS CORP., a Delaware corporation (the "COMPANY"), and DANIEL J. O'BRIEN ("GRANTEE"). In consideration of the agreements set forth below, the Company and Grantee agree as follows:

         1. Grant. A restricted stock award of 200,000 shares (the "Award Shares") of High Speed Access Corp. common stock, $.01 par value per share ("Common Stock"), is hereby granted by the Company to Grantee subject to the terms and conditions set forth herein.

         2. Transfer Restrictions. Until lapse of the restrictions set forth in
Section 3 of this Agreement, the Award Shares shall not be sold, exchanged, assigned, pledged, bequeathed, devised, or otherwise transferred, directly or indirectly, voluntarily or involuntarily, by Grantee, or any person or entity claiming through or on behalf of Grantee, and no Award Shares may be subject in any manner to attachment, lien, execution, transfer by bankruptcy, judicial order or by operation of law, garnishment or other alienation or encumbrance of any kind, either direct or indirect, voluntarily or involuntarily, before lapse of said restrictions.

         3. Release of Restrictions. The restrictions set forth in Section 2 shall lapse as to one hundred percent (100%) of the Award Shares on June 6, 2003 (the "Lapse Date") if Grantee is employed by the Company on such date. Notwithstanding the foregoing, all restrictions set forth in Section 2 shall lapse if Grantee's employment with the Company terminates as a result of Involuntary Termination or Constructive Termination during the twelve (12) month period following a Change in Control occurring on or before the Lapse Date. For purposes of this Agreement, "Involuntary Termination", "Constructive Termination" and "Change in Control" shall have the meanings ascribed to such terms in the Employment Agreement between the Company and Grantee dated of even date herewith (the "Employment Agreement").

         4. Forfeitures. Subject to Section 3 of this Agreement, upon Grantee's termination of employment with the Company, Award Shares still subject to restrictions as set forth in Sections 2 and 3 shall be forfeited to the Company as of the employment termination date and shall be transferred to the Company without further action by Grantee.

         5. Share Certificates. Certificates for the Award Shares shall be registered in Grantee's name and shall be held in custody by the Company until all restrictions lapse or such Award Shares are forfeited as provided herein. Certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to Grantee upon such lapse. As a condition precedent to the delivery of share certificates to Grantee, Grantee shall agree for himself, his heirs, legatees and legal representatives with respect to all Award Shares acquired (including shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor) that Grantee and Grantee's heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act of 1933, as


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amended or except in a transaction which, in the opinion of counsel for the
Company, is exempt from registration under such Act. Grantee hereby represents that any Award Shares shall be acquired for investment and not for resale or distribution.

         6. Adjustment of Shares. In the event of any change in the number, class or character of outstanding Common Stock by reason of a stock dividend, stock split, reclassification, reorganization, consolidation, or a combination or exchange of shares, the payment of a share dividend, or other similar transaction, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

         7. Rights as Stockholder. Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive cash dividends payable with respect to such Shares on and after the date of this Agreement. Notwithstanding the foregoing, stock dividends shall be subject to the same restrictions as the Award Shares to which they relate and shall be held in custody by the Company until lapse of the restrictions as provided by Section 3 of this Agreement.

         8. Compliance With Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required or deemed appropriate by the Company or its legal counsel.

         9. Withholding Taxes. The Company shall have the right to require Grantee to remit to the Company, or to withhold from other amounts payable to Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

         10. Notices. All notices and other communications shall be in writing and shall be given by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by reputable overnight courier, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

                  If to the Company:       High Speed Access Corp.
                                           Attn: Chairman
                                           10901 West Toller Drive
                                           Littleton, Colorado 80127

                  If to Employee:          Daniel J. O'Brien
                                           31 Golden Eagle Lane
                                           Littleton, Colorado 80127

Any notice or other communication shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the


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case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

         11. Entire Agreement. This Agreement and the Employment Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended, modified or supplemented except in a writing signed by the Company and Grantee.

         12. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity and enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement.

         13. Governing Law. This Agreement shall be governed by the laws of the State of Colorado.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                HIGH SPEED ACCESS CORP.


                                                By: /s/ David A. Jones, Jr.
                                                    -----------------------

                                                Title: Chairman
                                                       --------------------

                                                /s/ Daniel J. O'Brien
                                                ---------------------------
                                                    DANIEL J. O'BRIEN